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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


    We hereby consent to the incorporation by reference in the Prospectus constituting part of this Amendment No. 1 to Registration Statement on Form S-3 of our report dated January 19, 1998, which appears on page 30 of the 1997 Annual Report to Shareholders of Carnival Corporation, which is incorporated by reference in Carnival Corporation's Annual Report on Form 10-K for the year ended November 30, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.


PricewaterhouseCoopers LLP

Miami, Florida


December 18, 1998